EXHIBIT 4.7

                                 AMENDMENT NO. 4
                                       TO
                    THE FIRST AMERICAN FINANCIAL CORPORATION
                               401(k) SAVINGS PLAN


The following amendment is hereby made to The First American Financial Corporation 401(k) Savings Plan (effective as of January 1, 1995) (hereinafter referred to as the "Plan"). Except as otherwise specified, this amendment is effective as of January 1, 1998.

          1. Plan section 2.1(b), relating to the definition of "Affiliate", is amended as follows:

          (b)  "Affiliate" means:

          (1)  A  corporation  or  other  business   organization  while  it  is
               controlled by or under common control with the Company within the meaning of Code sections 414 and 1563, or

          (2) Except for purposes of Article 14, any corporation or partnership in which the Company owns, directly or indirectly, less than 80 percent but more than 50 percent of:

               (A) the total voting stock or total value of the classes of stock, or

               (B)  the profits or capital of the partnership.

               For purposes of paragraph (1) and solely for the purpose of applying the limitations of Article 7, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1). Affiliate also means any member of an affiliated service group (within the meaning of Code section 414(m) and the related regulations promulgated by the Untied States Department of the Treasury ("Treasury regulations") of which the Company or any Affiliate is a member; and any entity which, pursuant to Code section 414(o) and related Treasury regulations, must be aggregated with the Company or any Affiliate for plan qualification purposes.

          2. The second to the last paragraph of Plan section 2.1(i), relating to family aggregation rules, is deleted, effective as of January 1, 1997.

          3. Plan section 2.1(o), relating to the definition of "Employer", is amended as follows:

               (o) "Employer" means the Company and any Affiliate which, with the approval of the Company or the Committee, if so empowered by the Company, has adopted or adopts this Plan for the benefit of its Eligible Employees. Each Employer agrees to be bound by such terms and conditions relating to the Plan as the Company or the Committee may reasonably require. For the period prior to January 1, 1998, an Affiliate described only in Plan section 2.1(c)(2) could not be an Employer under the Plan. Employers under the Plan are listed in Appendix A.

          4. Plan section 2.1(q), relating to the definition of "Highly Compensated Employee" is amended, effective January 1, 1997, as follows:

               (q) "Highly Compensated Employee" means an Employee described in Code section 414(q) and includes any Employee of the Company or an Affiliate who:

                    (1) Was a five-percent owner (as defined in Plan section 14.2) at any time during the year or the preceding year, or

                    (2) For the preceding year, received Compensation in excess of $80,000 (as adjusted by reference to Code section 414(q)(1)) and if the Company elects the application of this clause for such preceding year, was in the top-paid group (as defined in Code section 414(q)) of Employees for such preceding year.

                    Employees who are nonresident aliens and who receive no U.S.-source income from the Company or an Affiliate shall not be counted as Employees when identifying Highly Compensated Employees.

                    The rules of this Plan section 2.1(q) shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n) and (o).

          5. Plan section 4.2(a), relating to Excess Deferrals, is amended by adding the following new paragraph at the end thereof:

                    The rules of this Plan section 4.2(a) shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n) and (o).

          6. Plan section 4.5, relating to the Transfer and Crediting of Pretax Deferrals, is amended, effective February 3, 1997, as follows:

               4.5 Transfer and Crediting of Pretax Deferrals. Pretax Deferrals shall be transferred to the Trust Fund as soon as practicable after each payroll payment date and in no event later than the fifteenth business day after the end of the calendar month in which the corresponding amount would have been paid to the Participant in the absence of the Pretax Deferral election, unless an extension is available pursuant to relevant law. Pretax Deferrals shall be credited to the Participant's Pretax Deferral Account as of the payroll payment date on which the amount deferred would have been paid in the absence of the Pretax Deferral election under Plan section 4.1. Such amounts, however, shall not be eligible to share in investment results until received by the Trust Fund.

          7. Plan section 4.6, relating to Restrictions on Pretax Deferrals, is amended to add the following new sentence at the beginning thereof:

                    The rules of this Plan section 4.6 shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n) and (o).

          8. The final paragraph of Plan section 4.6, relating to family aggregation, is deleted, effective as of January 1, 1997.

          9. The second paragraph of Plan section 4.7, relating to Refunds of Excess Pretax Deferrals, is amended, effective January 1, 1997, as follows:

                    Within 12 months after the end of the Plan Year, the excess amount of Pretax Deferrals, along with income and investment gains and losses attributable thereto, for the Highly Compensated Employees shall be distributed to such
                    Participants  in  the  order  of  their  deferral   amounts,
                    beginning with the Highly Compensated Employees with the highest deferral amount, until the limitations of Plan section 4.6 and this Plan section 4.7 are met.

          10. The second to last paragraph of Plan section 4.7, relating to family aggregation, is deleted, effective as of January 1, 1997.

          11.  Plan  section   5.4,   relating  to   Restrictions   on  Matching
               Contributions, is amended by adding the following new paragraph at the beginning thereof:

                    The rules of this Plan section 5.4 shall be applied separately to each Employer controlled group, as determined after any aggregation required pursuant to Code subsections 414(b), (c), (m), (n) and (o).

          12. The second to last paragraph of Plan section 5.4, relating to family aggregation, is deleted, effective January 1, 1997.

          13. The first sentence of the last paragraph of Plan section 5.4, relating to Restrictions on Matching Contributions, is amended, effective as of January 1, 1997, as follows:

                    In addition to the limitation on Pretax Deferrals specified in Plan section 4.6 and the limitation on Matching Contributions specified in this Plan section 5.4, Pretax Deferrals and Matching Contributions with respect to Highly Compensated Employees shall be subject to compliance with applicable Treasury regulations that prevent the multiple use of the alternative percentage limitations in Code sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii).

          14. The second paragraph of Plan section 5.5, relating to Correction of Excess Matching Contributions, is amended, effective as of January 1, 1997, as follows:

                    Within 12 months after the end of the Plan Year, the excess Matching Contributions (along with income and investment gains and losses attributable thereto) for Highly Compensated Employees shall be distributed to such Participants in the order of each Highly Compensated Employee's matching contributions amount, beginning with the Highly Compensated Employee with the highest matching contributions amount, until the limitations of Plan section
                    5.4 and this Plan section 5.5 are met. The income and investment gains and losses attributable to excess Matching Contributions for the Plan Year shall be determined by the same procedure as set forth in Plan section 4.7 for determining income attributable to excess Pretax Deferrals.

          15. The second to last paragraph of Plan section 5.5, relating to family aggregation, is deleted, effective as of January 1, 1997.

          16. Plan section 14.1, relating to Top-Heavy Provision Applications, is amended as follows:

               14.1 Application.   The  provisions  of  this  Article  shall  be
                    interpreted and administered in accordance with the requirements of Code section 416 and related Treasury regulations. Because, effective January 1, 1998, the Plan is a multiple employer plan, as described in Code section 413(c), the top heavy requirements of Code section 416 and related Treasury regulations apply to each controlled group Employer separately to the extent that benefits under the Plan are provided to Employees with respect to service for that controlled group Employer. For purposes of this Article, the term "Employer" includes the business entity which sponsors the Plan and only those Affiliates of such entity that must be aggregated and treated as a single employer for purposes of Code section 414 and related Treasury regulations.

                    If, as of the Determination Date in any Plan Year, the sum of the Account balances of Employees who are "Key Employees" of a controlled group Employer for such Plan Year exceeds 60 percent of the sum of the Account balances of all Employees of the controlled group Employer and their Beneficiaries, or the Plan is part of a Top-Heavy Group, then the following provisions under this Article shall apply for such Plan Year. The foregoing notwithstanding, the provisions of this Article shall not apply to the Plan in any Plan Year during which it is part of an Aggregation Group (as defined in Plan section 14.3(a)) with respect to a controlled group Employer, whether or not it is top-heavy as a single plan, unless the Aggregation Group of which it is a part is top-heavy with respect to the controlled group Employer in such Plan Year.

                    The "Determination Date", which is the date for determining the applicability of this Article, is:

                    (1) For the first Plan Year, the last day of the Plan Year; and

                    (2) For any other Plan Year, the last day of the preceding Plan Year.

          17. Plan section 14.2(a)(1)(B), relating to Key Employees, is amended as follows:

               (B) The greater of three Employees or ten percent of all Employees (determined separately for each controlled group Employer) shall be treated as officers;

          18. Plan section 14.2(a)(2), relating to Key Employees, is amended as follows:

               (2) One of the ten Employees having Compensation for the relevant Plan Year in excess of the dollar limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)) the largest interests in the controlled group Employer; provided, however, that if two Employees have the same interest in the controlled group Employer, then the Employee with the greater Compensation shall be treated as having the larger interest;

          19. Plan section 14.3(a), relating to the Aggregation Group, is amended as follows:

                    Aggregation Group. The Aggregation Group shall include any plan which covers a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code section 401(a)(4) or 410.

          20. The first sentence of Plan section 14.3(b), relating to the Top-Heavy Group, is amended as follows:

                    An Aggregation Group is a Top-Heavy Group if, with respect to the controlled group Employer, the sum of the account balances of Key Employees under all defined contribution plans included in the group and the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of a similar sum determined for all Employees and their Beneficiaries under all such plans in the group.

          21. The last sentence of Plan section 14.3(b), relating to Top-Heavy Groups, is amended as follows:

                    In any Plan Year, in testing for top-heaviness under this Article, the controlled group Employer may, in its discretion, take into account accumulated accrued benefits and account balances in any other plan maintained by it, so long as such expanded Aggregation Group continues to meet the requirements of Code sections 401(a)(4) and 410.

          22. The second sentence of the last paragraph of Plan section 14.4, relating to Additional Rules, is amended as follows:

                    The Account balance or accrued benefit of any Employee or former Employee who has not performed any services for the controlled group Employer at any time during the five-year period ending on the Determination Date, shall not be taken into account to determine whether the Plan or Aggregation Group is top-heavy.

          23.  Plan   sections   14.5(a),   relating  to  Minimum   Contribution
               Requirements, is amended as follows:

               (a) General Rules. If this Plan is part of a Top-Heavy Group in any Plan Year, then Employees covered only by defined contribution plans of a controlled group Employer shall receive the basic defined contribution minimum described below in subsection (b), and Employees covered by both a defined benefit plan and a defined contribution plan of a controlled group Employer shall receive the enhanced defined contribution minimum described below in subsection (c).

          24.  Plan   sections   14.5(b),   relating  to  Minimum   Contribution
               Requirements, is amended as follows:

               (b) Basic Defined Contribution Minimum. The basic defined contribution minimum is a sum of controlled group Employer contributions plus forfeitures for each non-Key Employee, determined as a percentage of his or her Compensation for the Plan Year, that is the equal to the lesser of 3%, or the highest percentage of Compensation contributed by the controlled group Employer on behalf of any Key Employee for the Plan Year, as determined under Code section 416(c).

          25.  Plan   sections   14.5(c),   relating  to  Minimum   Contribution
               Requirements, is amended as follows:

               (c) Enhanced Defined Contribution Minimum. The enhanced defined contribution minimum is a sum of controlled group Employer contributions plus forfeitures that is determined as described in subsection (b) above, but substituting 5% for 3% for the percentage of Compensation to be provided.

          26. Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

                               * * * * * * * * * *

In Witness Whereof, the Company has caused this Amendment to be signed on its behalf and attested by its duly authorized officers this 7th day of July, 1998.

                              The First American Financial Corporation
                              By: /s/ Parker S. Kennedy
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                              Its: President
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                              By: /s/ Mark R Arnesen
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                              Its: Secretary
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